SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 24, 2016 (August 23, 2016)
Date of Report (Date of earliest event reported)

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Contract Brewing Agreement

On August 23, 2016, Craft Brew Alliance, Inc. (“CBA”) entered into a Contract Brewing Agreement (the “Brewing Agreement”) with A-B Commercial Strategies, LLC (“ABCS”), an affiliate of Anheuser-Busch, LLC (“AB”), pursuant to which ABCS will brew, bottle and package up to 300,000 barrels of mutually agreed CBA products annually, in facilities owned by ABCS within the United States, for an initial term through December 31, 2026. Under the terms of the Brewing Agreement, CBA and ABCS will equally share in any cost savings arising from the Brewing Agreement, provided that CBA’s cost savings shall be equal to at least $10.00 per barrel on an aggregate basis, following certain adjustments, as set forth in the Brewing Agreement.

The Brewing Agreement contains specified termination rights, including, among other things, the right of either party to terminate the Brewing Agreement if (i) the other party fails to perform any material obligation under the Brewing Agreement, subject to certain cure rights, (ii) the International Distribution Agreement (as defined below) is terminated pursuant to certain specified provisions thereof or (iii) subject to certain conditions, if the Master Distributor Agreement (as defined below) is terminated pursuant to certain specified provisions thereof.

In addition, ABCS has the right to terminate the Brewing Agreement upon 90 days’ prior written notice to CBA following (i) a CBA “change of control event” (as defined in the Brewing Agreement) that occurs prior to the third anniversary of the Brewing Agreement or for which a definitive agreement is entered into prior to the third anniversary of the Brewing Agreement and is subsequently consummated or (ii) the earliest of (a) CBA’s rejection of a “qualifying offer” (as defined below), (b) the consummation of a transaction underlying a “qualifying offer” and (c) 120 days following the receipt of a “qualifying offer” by CBA, if CBA and ABCS (or an affiliate thereof) are unable to enter into a definitive agreement with respect thereto, notwithstanding ABCS’s (or its affiliate’s) good faith and reasonable efforts to negotiate such a definitive agreement, subject to certain additional conditions.

Under the terms of each of the Brewing Agreement, the International Distribution Agreement, the Master Distributor Agreement and the Recapitalization Agreement (as defined below) (collectively, the “Commercial Arrangements”), a “qualifying offer” is defined to include any offer made by ABCS or an affiliate thereof, for the acquisition of all of the issued and outstanding shares of common stock of CBA (“CBA Common Stock”) not owned by ABCS or its affiliates, on customary terms and conditions for a transaction of the type proposed by ABCS or its affiliate, in each case, for an aggregate value of (x) not less than $22.00 per share of CBA Common Stock if the offer is made between the date of the Brewing Agreement and on or prior to August 23, 2017, (y) not less than $23.25 per share of CBA Common Stock if the offer is made between August 24, 2017 and on or prior to August 23, 2018 and (z) not less than $24.50 per share of CBA Common Stock if the offer is made on or after August 24, 2018.

The foregoing description of the Brewing Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Brewing Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

International Distribution Agreement

On August 23, 2016, CBA also entered into an International Distribution Agreement (the “International Distribution Agreement”) with Anheuser-Busch Worldwide Investments, LLC (“ABWI”), an affiliate of AB, pursuant to which ABWI will become CBA’s sole and exclusive distributor of CBA malt beverage products in jurisdictions outside the United States, subject to the terms and conditions of CBA’s agreement with its existing international distributor, CraftCan Travel LLC, and certain other limitations, in each case as set forth in the International Distribution Agreement. Under the International Distribution Agreement, following delivery of notice to CBA, ABWI will also have the option to elect to commence brewing outside of the United States some or all of the products to be distributed in the non-U.S. jurisdictions covered by the International Distribution Agreement.

Under the terms of the International Distribution Agreement, with respect to exported CBA products produced by CBA, ABWI will pay CBA its costs of production plus reasonable out-of-pocket expenses relating to export shipment costs. Additionally, ABWI will pay CBA an international royalty fee based on volume of CBA products sold by ABWI, equal to either $40 per barrel or $30 per barrel, depending on certain factors described in the International Distribution Agreement, which royalty fee will be subject to escalation annually, beginning in calendar year 2018, on the terms described in the International Distribution Agreement. For calendar year 2016, 2017 and 2018, ABWI will also pay CBA one-time fees of $3 million, $5 million and $6 million, respectively, which amounts shall be subject to proration if the International Distribution Agreement is terminated early in any given year.

The International Distribution Agreement contains specified termination rights, including, among other things, the right of either party to terminate the International Distribution Agreement if (i) the other party fails to perform any material obligation under the International Distribution Agreement, subject to certain cure rights or (ii) the Brewing Agreement is terminated pursuant to certain specified provisions thereof. In addition, ABWI has the right to terminate the International Distribution Agreement upon 90 days’ prior written notice to CBA following (a) a CBA “change of control event” (as defined in the International Distribution Agreement) that occurs prior to the third anniversary of the International Distribution Agreement or for which a definitive agreement is entered into prior to the third anniversary of the International Distribution Agreement and is subsequently consummated or (b) the earliest of (x) CBA’s rejection of a qualifying offer, (y) the consummation of a transaction underlying a qualifying offer and (z) 120 days following the receipt of a qualifying offer by CBA, if CBA and ABWI (or an affiliate thereof) are unable to enter into a definitive agreement with respect thereto, notwithstanding ABWI’s (or its affiliate’s) good faith and reasonable efforts to negotiate such a definitive agreement, subject to certain additional conditions (each of the foregoing subclauses (x) through (z), a “qualifying offer lapse”). Following termination of the International Distribution Agreement due to a qualifying offer lapse, or any change of control of CBA, ABWI shall have the right to purchase the international distribution rights for each CBA brand then being distributed under the International Distribution Agreement at the fair market value of such rights, and on otherwise customary terms and conditions, as set forth in the International Distribution Agreement.

Under the International Distribution Agreement, ABWI will also be required to make a one-time $20 million payment to CBA on the third anniversary thereof. However, ABWI will not (subject to compliance with certain notice requirements) be obligated to make such one-time payment if prior to the third anniversary of the International Distribution Agreement (i) a CBA “change of control event” occurs or for which a definitive agreement is entered into, (ii) ABWI (or an affiliate thereof) makes a qualifying offer and there is a qualifying offer lapse or (iii) ABWI and CBA enter into a definitive agreement with respect to a qualifying offer but such agreement is subsequently terminated, other than for certain regulatory reasons (in which case the $20 million amount shall remain payable).

The foregoing description of the International Distribution Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the International Distribution Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Amendment to Master Distributor Agreement and Amendment to Exchange and Recapitalization Agreement

On August 23, 2016, CBA and AB entered into Amendment No. 3 (“Amendment No. 3”) to the Amended and Restated Master Distributor Agreement, dated as of May 1, 2011, as amended, between AB and CBA (the “Master Distributor Agreement”). Pursuant to Amendment No. 3, CBA and AB agreed to extend the Master Distributor Agreement through December 31, 2028 (the “Term”), and to maintain the existing margin fee structure of $0.25 per case-equivalent in the Master Distributor Agreement through the Term. Without Amendment No. 3, beginning on January 1, 2019, an increased margin fee of $0.75 per case equivalent would have been payable by CBA under the Master Distributor Agreement. Amendment No. 3 also provides that, beginning on January 1, 2019, CBA will reinvest an aggregate amount equal to $0.25 per case equivalent in sales and marketing efforts for CBA products, subject to specified terms and conditions set forth in Amendment No. 3.

Pursuant to Amendment No. 3, AB will have the ability to deliver a revocation notice and reinstitute the terms of the Master Distributor Agreement as they existed prior to Amendment No. 3 following (i) a CBA “change of control event” (as defined in Amendment No. 3) that occurs prior to the third anniversary of Amendment No. 3 or for which a definitive agreement is entered into prior to the third anniversary of Amendment No. 3 and is subsequently consummated or (ii) the earliest of (a) CBA’s rejection of a qualifying offer, (b) the consummation of a transaction underlying a qualifying offer and (c) 120 days following the receipt of a qualifying offer by CBA, if CBA and AB (or an affiliate thereof) are unable to enter into a definitive agreement with respect thereto, notwithstanding AB’s (or its affiliate’s) good faith and reasonable efforts to negotiate such a definitive agreement, subject to certain additional conditions.

On August 23, 2016, CBA and AB also entered into Amendment No. 1 (“Amendment No. 1”) to the Amended and Restated Exchange and Recapitalization Agreement, dated as of May 1, 2011, between AB and CBA (the “Recapitalization Agreement”) to provide for certain actions following a CBA “change of control event” (as defined in Amendment No. 1) or a qualifying offer.

The foregoing description of Amendment No. 3 and Amendment No. 1 do not purport to be complete, and are qualified in their entirety by reference to the full text of Amendment No. 3 and Amendment No. 1, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 8.01    Other Events.

On August 23, 2016, CBA and AB issued a joint press release announcing their entry into the Commercial Arrangements. Also on August 23, 2016, CBA held an investor call to provide additional details regarding the Commercial Arrangements. A copy of each of the press release and the transcript of the investor call is attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 10.1	Contract Brewing Agreement, dated August 23, 2016, by and between Craft Brew Alliance, Inc. and A-B Commercial Strategies, LLC*

Exhibit 10.2	International Distribution Agreement, dated August 23, 2016, by and between Craft Brew Alliance, Inc. and Anheuser-Busch Worldwide Investments, LLC*

Exhibit 10.3	Amendment No. 3 to Amended and Restated Master Distributor Agreement, dated August 23, 2016, by and between CBA and Anheuser-Busch, LLC, as successor in interest to Anheuser-Busch, Incorporated

Exhibit 10.4
Amendment No. 1 to Amended and Restated Exchange and Recapitalization Agreement, dated August 23, 2016, by and between CBA and Anheuser-Busch, LLC, as successor in interest to Anheuser-Busch, Incorporated

Exhibit 99.1	Press release dated August 23, 2016

Exhibit 99.2	Transcript for Investor Call on August 23, 2016

*Application has been made to the Securities and Exchange Commission for confidential treatment of certain portions of this exhibit. Omitted material for which confidential treatment has been requested has been separately filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: August 24, 2016	By:	/s/Joseph K. Vanderstelt
Joseph K. Vanderstelt
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Contract Brewing Agreement, dated August 23, 2016, by and between CBA and A-B Commercial Strategies, LLC*
10.2	International Distribution Agreement, dated August 23, 2016, by and between CBA and Anheuser-Busch Worldwide Investments, LLC*
10.3	Amendment No. 3 to Amended and Restated Master Distributor Agreement, dated August 23, 2016, by and between CBA and Anheuser-Busch, LLC, as successor in interest to Anheuser-Busch, Incorporated
10.4
Amendment No. 1 to Amended and Restated Exchange and Recapitalization Agreement, dated August 23, 2016, by and between CBA and Anheuser-Busch, LLC, as successor in interest to Anheuser-Busch, Incorporated

99.1	Press release dated August 23, 2016
99.2	Transcript for Investor Call on August 23, 2016

*Application has been made to the Securities and Exchange Commission for confidential treatment of certain portions of this exhibit. Omitted material for which confidential treatment has been requested has been separately filed with the Securities and Exchange Commission.